Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated October 9, 2007 accompanying the consolidated financial statements of Tiger Ethanol International Inc. contained in the Registration Statement on Form SB-2 and related prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form SB-2 and related Prospectus, and to the use of our name as it appears under the caption “Experts”.

/S/ Raymond Chabot Grant Thornton LLP

Chartered Accountants

Montreal, Canada
October 29, 2007